Forza Innovations Inc. Signs Letter of Intent to Acquire Sustainable Origins

Calgary, Alberta – (December 10, 2021) – Forza Innovations Inc. (OTC Pink: FORZ) (the “Company”) is pleased to announce that it has signed a letter of intent to acquire Sustainable Origins on December 8, 2021.

Based in Charlotte, North Carolina, Sustainable Origins is committed to the effort to provide a clean, sustainable, and eco-friendly future through the recycling of used cooking oil. Although Forza Innovations is in the health-tech wearable performance business we are very interested in this business opportunity to acquire a company with current operations to quickly generate steady revenue streams which will help finance the production of our WarmUp products and bring them to market.

“The goal at the end of the day is to generate a profit and position the company to be self-sufficient with steady revenues. Calculated acquisitions are one of the pathways public companies are able to engender diversified sales channels. Part of the innovation process is understanding what we need to reach company goals, and finding talent that fits with our vision is key to Forza’s overall operations and future success,” stated Johnny Forzani, President and CEO of Forza Innovations Inc.

Per the terms of the LOI the potential acquisition will be executed by Forza Innovations acquiring 100% of the issued and outstanding shares of Sustainable Origins from its shareholders, thus making Sustainable Origins a wholly-owned subsidiary of the company. Further details will be set out in a formal agreement.

For both economic and environmental reasons, implementing used cooking oils (UCO) for biodiesel production has gained a significant amount of consideration within the world of fuel production. Biofuel, while not necessarily a new discovery, is one of the most important renewable energy sources in the world right now. Used Cooking Oil is ultimately sold to companies producing Biodiesel, an efficient replacement to dirty fossil fuels. This helps the UN’s Climate initiatives of a greener future and reduces waste. Sustainable Origins is a rapidly expanding business built on the principle that proactive solutions made today, can have an invaluable impact on our quality of life tomorrow.

Johnny Forzani, President and CEO of Forza Innovations Inc. comments that, “We believe that strategic acquisitions with significant growth opportunities will be instrumental to Forza Innovations’ future revenue and expansion. We are thrilled to jump into this field and fill a gap to help meet the world’s growing demand for lower-carbon, sustainable fuels. Sustainable Origins is an environmentally focused company with massive potential for immediate growth. We are excited to explore future possibilities.”

About Forza Innovations Inc.

The Company is in the health-tech wearable performance business. The Company has acquired all of the ownership and the rights to certain late, developmental stage, WarmUp products. WarmUp are cutting edge, innovative, wearable, back compression devices. The therapeutic application of heat causes a change in temperature of the soft tissues which decreases joint stiffness and relieves inflammation.

Please refer to the Company's website www.forzainnovates.com.

For further information please contact the Company at: info@forzainnovates.com

On behalf of the Board,

Forza Innovations Inc.

Johnny Forzani, President & Chief Executive Officer

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